Exhibit 99.1

Press Release	Source: API Technologies Corp.

API Technologies Reports Record First Quarter Results

Revenues of $29.1 million, Adjusted EBITDA of $2.9 million and Net Income of $0.8 million

RONKONKOMA, NY - (PRNewswire) – October 14, 2010 - API Technologies Corp. (OTCBB:ATNY), a provider of highly engineered products and services to the global defense sector, today announced first quarter financial results for the period ending August 31, 2010.

Financial Highlights for the First Quarter Ended August 31, 2010

•	Revenue was $29.1 million, a 221% increase from $9.1 million in the same quarter of fiscal 2010;

•	Gross profit was $6.9 million compared to $2.2 million in the previous year’s quarter. Excluding restructuring charges, non-GAAP gross profit in the first quarter of 2010 would have been $7.2 million;

•	Gross margin was 23.8% as compared to 24.1% in the same 2010 quarter. Excluding restructuring charges, non-GAAP gross margin would have been 24.8% in the first quarter;

•	Adjusted EBITDA was $2.9 million as compared to ($0.2) million in the previous year’s quarter;

•	Net income was $0.8 million as compared to a net loss of $0.8 million in the previous year’s quarter;

•	Balance sheet with approximately $6.0 million in cash and marketable securities; and

•	Consolidated backlog as at August 31, 2010 of $56.4 million.

“I am very pleased with our first quarter results. The Company’s emphasis on value-add engineered defense products continues to generate positive results throughout our operations,” commented Phillip DeZwirek, Chairman and CEO of API Technologies. “We look forward in the coming quarters to continuing to announce new orders from both new and existing customers that further demonstrates our focus on quality and service to the global defense sector.”

Operating Highlights

•	In August, 2010 the API Board of Directors voted to change the Company’s fiscal year-end from May 31 to November 30. The next reported results will include six month year-end audited reporting.

•	In July 2010, API completed the sale of its non-core Hauppauge, New York facility for proceeds of approximately $1.4 million;

•	In July 2010, API announced the first North American sale of the teleMAX™ Explosive Ordnance Disposal (EOD) robot to the City of Atlanta, Georgia;

•	In July 2010, API announced that it received an order for approximately $1.5 million to provide custom hybrid circuits to a multinational technology company;

•	In June 2010, API completed the consolidation of its two Canadian facilities into one manufacturing location;

•	In June 2010, API announced the sale of the assets from its previously announced discontinued nanotechnology subsidiary for proceeds of approximately $2.3 million; and

•	In June 2010, API highlighted $3.2 million in recent contract wins from Raytheon Space and Airborne Systems and Northrop Grumman Electronic Systems at Johnstown’s “Showcase for Commerce”.

Subsequent Events

•

In October, API announced that the U.S. Army has awarded the Company a $22 million, five-year indefinite delivery, indefinite quantity (IDIQ) contract with additional one-year option to supply the Night Vision Electronic Systems Test Set;

•	In October, API announced a $1.7 million order from Raytheon Space and Airborne Systems (SAS) to supply engineering services and radar systems assemblies for the Bell-Boeing V-22 Osprey aircraft;

•	In September 2010, API announced that it received $2.7 million in new orders from a global Fortune 50 Company to provide circuit card systems;

•	In September 2010, API announced that it has been honored as a recipient of the prestigious Three Star Supplier Excellence Award by Raytheon Space and Airborne Systems; and

•

In September 2010, API announced the establishment of a corporate structure through a proxy agreement that enables the Company, through its direct subsidiary, API Defense USA, to compete for classified programs and contracts from the Department of Defense (DoD).

About API Technologies Corp.

The Company, through its subsidiaries, is a prime contractor in engineered systems, components and secure communications to the global defense and aerospace industry. API Technologies’ customers include the governments of the U.S., Canada, the United Kingdom, NATO and the European Union, as well as many of the leading Fortune 500 companies. The Company is engaged in providing innovative design, engineering and manufacturing solutions to its customers. API Technologies trades on the OTC Bulletin Board under the symbol ATNY. For further information, please visit the company website at www.apitechnologies.com.

(1) In this press release, API has provided a non-GAAP financial measure for (i) gross profit to reflect its financial results without restructuring charges, (ii) gross margin to reflect its financial results without restructuring charges, and (iii) adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization), excluding discontinued operations, restructuring charges, acquisition charges and stock-based compensation expenses and certain non-recurring income items. Management believes the non-GAAP presentations provide investors an additional analytical tool for understanding the Company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. These are not recognized measures under US GAAP, do not have a standardized meaning, and are unlikely to be comparable to similar measures used by other companies. Accordingly, investors are cautioned that these non-GAAP measures should not be construed as an alternative to net earnings or loss determined in accordance with GAAP as an indicator of the financial performance of the Company or as a measure of the Company’s liquidity and cash flows. We expect our financial statements to continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

The following table reconciles three months GAAP gross profit and gross margin to non-GAAP gross profit and gross margin excluding restructuring charges.

(in millions)

Q1 2011

Gross profit	$6.9
Gross margin %	23.8%

Restructuring charges	$0.3

Non-GAAP gross profit	$7.2
Non-GAAP gross margin %	24.8%

The following table reconciles three months GAAP net income to non-GAAP adjusted EBITDA from continuing operations.

(in millions)

	Q1 2011	Q1 2010

GAAP net income (loss)	$0.8	$(0.8)

Discontinued operations	$(0.1)	$1.0

Restructuring charges	$0.9	$0.0

Acquisition charges	$0.1	$0.6

Other non-recurring income[1]	$(0.8)	$(1.4)

Depreciation	$0.4	$0.2

Amortization of note discounts	$0.3	$0.0

Stock-based compensation expense	$0.3	$0.2

Interest	$1.0	$0.0

Taxes	$0.0	$0.0

Non-GAAP adjusted EBITDA	$2.9	$(0.2)

[1]	The non-recurring item in 2011 is a gain on sale of a building, and in 2010, a gain on the Cryptek acquisition.

Safe Harbor for Forward-Looking Statements Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties, which are more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, include but are not limited to, general economic and business conditions, our ability to integrate and consolidate our operations, our ability to expand our operations in both new and existing markets, and the effect of growth on our infrastructure. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Contact:

Investor Relations

Jonathan Pollack

Executive Vice President

API Technologies Corp.

1-877-API-0-API

investors@apitech.com